UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Soliciting Material Pursuant to §240.14a-12

LIN TV Corp.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Proxy Statement for the Special Meeting of Stockholders
Shares Entitled to Vote
Voting in Person
Voting by Proxy
Quorum Requirement
Vote Required
Revoking a Proxy
Security Ownership of Certain Beneficial Owners and Management
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Options Grants During Fiscal Year 2005
Options Exercised During Fiscal Year 2005 and Fiscal Year-End Option/SAR Values
Aggregate Exercises During the 2005 Fiscal Year and Fiscal Year-End Option Values/SAR Values
Retirement Plans
Employment Agreements
Compensation Committee Interlocks and Insider Participation
PROPOSAL 1 -- APPROVAL OF THE THIRD AMENDED AND RESTATED 2002 NON-EMPLOYEE DIRECTOR STOCK PLAN
Summary of the Third Amended and Restated 2002 Non-Employee Director Stock Plan
Other Information
Stockholder Proposals for the 2007 Annual Meeting
Proxy Solicitation
Householding of Special Meeting Materials
APPENDIX A
LIN TV CORP. THIRD AMENDED AND RESTATED 2002 NON-EMPLOYEE DIRECTOR STOCK PLAN APPROVED BY THE BOARD OF DIRECTORS ON OCTOBER 16, 2006 AND SUBJECT TO APPROVAL BY THE STOCKHOLDERS ON DECEMBER 1, 2006

LIN TV Corp.
Four Richmond Square, Suite 200
Providence, Rhode Island 02906
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on December 1, 2006
      As a stockholder of LIN TV Corp., you are hereby given notice of and invited to attend, in person or by proxy, a Special Meeting of Stockholders to be held at our corporate offices, Four Richmond Square, Suite 200, Providence, Rhode Island 02906 on Friday, December 1, 2006 at 10:00 a.m., local time (the “Special Meeting”), at which stockholders will consider and vote on the approval of the Third Amended and Restated 2002 Non-Employee Director Stock Plan, which will (i) increase the number of shares of class A common stock reserved for issuance under the plan from 400,000 shares to 1,500,000 shares and (ii) provide the Compensation Committee of the Board of Directors with discretion regarding the size and timing of stock option grants and restricted stock awards.
      The Board of Directors has fixed the close of business on October 26, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting.
      All stockholders are cordially invited to attend the Special Meeting.

By Order of the Board of Directors,

Denise M. Parent
Secretary
November 3, 2006
TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD, FOR WHICH A RETURN STAMPED ENVELOPE IS PROVIDED.

LIN TV Corp.
Four Richmond Square, Suite 200
Providence, Rhode Island 02906
Proxy Statement for the Special Meeting of Stockholders
To be held on December 1, 2006
      The accompanying proxy is solicited on behalf of the Board of Directors of LIN TV Corp., a Delaware corporation (“we,” “us” or the “Company”), for use at a Special Meeting of Stockholders (the “Special Meeting”) to be held at our corporate offices, Four Richmond Square, Suite 200, Providence, Rhode Island 02906, on Friday, December 1, 2006 at 10:00 a.m., local time, notice of which is attached hereto, and any adjournment or postponement thereof. The Special Meeting is being held to consider the approval of the Third Amended and Restated 2002 Non-Employee Director Stock Plan, which will (i) increase the number of shares of class A common stock reserved for issuance under the plan from 400,000 shares to 1,500,000 shares and (ii) provide the Compensation Committee of the Board of Directors with discretion regarding the size and timing of stock option grants and restricted stock awards.
      This Proxy Statement and the enclosed form of proxy are being mailed to stockholders commencing on or about November 3, 2006.
Shares Entitled to Vote
      The Board of Directors has fixed the close of business on October 26, 2006 as the record date for the Special Meeting or any adjournment thereof. Only stockholders who were record owners of shares of our common stock at the close of business on the record date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. As of October 26, 2006, 27,236,734 shares of our class A common stock, 23,502,059 shares of our class B common stock and two shares of our class C common stock were issued and outstanding.
      Holders of shares of class A common stock outstanding on the record date are entitled to one vote per share at the Special Meeting.
      The class B common stock is generally not entitled to vote except with respect to approval of a range of specified corporate transactions as to which the class B common stock votes as a separate class with each share of class B common stock entitled to one vote. The approval of the Third Amended and Restated 2002 Non-Employee Director Stock Plan constitutes one of the specified corporate transactions as to which the approval of a majority of the voting power of the class B common stock voting as a separate class is required. Holders of shares of class B common stock outstanding on the record date are entitled to one vote per share at the Special Meeting with respect to this proposal.
      The class C common stock is entitled to 70% of our voting power on all matters submitted to a vote of our stockholders. Each outstanding share of class C common stock is entitled to a proportionate number of votes determined at the record date relative to the total number of shares of class C common stock outstanding. As of October 26, 2006, there were two shares of class C common stock outstanding. As a result, each share of class C common stock will be entitled to cast 31,776,190 votes at the Special Meeting. The class A common stock and the class C common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.
Voting in Person
      If a stockholder plans to attend the meeting and vote in person, we will provide a ballot to such stockholder as he or she arrives. However, if shares are held in the name of a broker, bank or other nominee, the stockholder must bring an account statement or letter from the nominee indicating that such stockholder was the beneficial owner of the shares on October 26, 2006, the record date for voting.

Voting by Proxy
      Shares represented by a properly executed proxy in the accompanying form will be voted at the Special Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder’s shares will be voted according to the recommendations of our Board of Directors.
Quorum Requirement
      A quorum of stockholders is necessary to hold a valid meeting. A majority of shares entitled to vote at the Special Meeting present in person or represented by proxy represents a quorum. Shares which abstain from voting on a particular matter and “broker non-votes,” or shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular matter, are counted for purposes of determining whether a quorum exists.
Vote Required
      The approval of the Third Amended and Restated 2002 Non-Employee Director Stock Plan requires the affirmative vote of (1) a majority of the votes entitled to be cast by holders of class A common stock and class C common stock entitled to vote at the meeting, voting together as a single class, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal, and (2) the affirmative vote of a majority of the shares of class B common stock outstanding as of the record date, voting as a separate class. Votes may be cast for, against or may abstain. Abstentions will have the effect of voting against the proposal. Under the rules of The New York Stock Exchange, broker non-votes are not counted as votes cast and will not be counted for purposes of determining whether the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. Holders of a majority of the shares of class B common stock outstanding as of the record date, voting as a separate class, have approved the Third Amended and Restated 2002 Non-Employee Director Stock Plan.
Revoking a Proxy
      A stockholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, by signing and delivering a later dated proxy or, if the stockholder attends the Special Meeting in person, either by giving notice of revocation to the inspectors of election at the Special Meeting or by voting at the Special Meeting.
Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth information regarding the beneficial ownership of each class of our common stock by each person who beneficially owned more than 5% of any class of our equity securities and by our directors and “named executive officers” (as defined below under “Executive Compensation”), individually, and by our directors and executive officers as a group, as of October 12, 2006 (unless otherwise noted).
      The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
      Holders of shares of our class B common stock may elect at any time to convert their shares into an equal number of shares of class A common stock, provided that any necessary consent by the Federal

Communications Commission has been obtained. With the approval of the holders of a majority of our class B common stock and the Federal Communications Commission, one or more shares of class B common stock of a holder may be converted into an equal number of shares of class C common stock. If a majority of the shares of class B common stock convert into shares of class A common stock, each outstanding share of class C common stock will automatically convert into an equal number of shares of class A common stock.
      Percentage of beneficial ownership is based on 27,240,549 shares of class A common stock, 23,502,059 shares of class B common stock and two shares of class C common stock outstanding as of October 12, 2006. The number of beneficially owned shares of class A common stock excludes shares of class A common stock issuable upon conversion of shares of our class B common stock and class C common stock. The number of beneficially owned shares of class C common stock excludes shares of our class C common stock issuable upon conversion of shares of our class B common stock.
      Unless otherwise indicated below, the address of each person below is c/o LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906.

								Percentage
	Class A		Class B		Class C			of Total
	Common Stock		Common Stock		Common Stock		Percent	Class A and
							of Total	Class C
	Number	Percent	Number	Percent	Number	Percent	Economic	Voting
	of Shares	of Class	of Shares	of Class	of Shares	of Class	Interest	Power

HM Entities(1)	—	—	23,300,739	99.1%	1	50.0%	45.9%	35.0%
c/o Hicks, Muse, Tate & Furst Incorporated 200 Crescent Court, Suite 1600 Dallas, Texas 75201
Gabelli Asset Management Entities(2)	4,477,980	16.4%	—	—	—	—	8.8%	4.9%
767 Fifth Avenue New York, NY 10153
Wellington Management Company LLP(3)	3,745,160	13.7%	—	—	—	—	7.4%	4.1%
2005 Market Street Philadelphia, PA 19103
Dimensional Fund Advisors Inc.(4)	1,474,950	5.4%	—	—	—	—	2.9%	1.6%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Westchester Capital Management Entities(5)	1,641,900	6.0%	—	—	—	—	3.2%	1.8%
100 Summit Drive Valhalla, NY 10595
Silver Point Capital L.P.(6)	1,387,500	5.1%	—	—	—	—	2.7%	1.5%
Two Greenwich Plaza 1st Floor Greenwich, CT 06830
Gary R. Chapman	302,798	1.1%	—	—	—	—	*	*
Royal W. Carson, III(7)	322,430	1.2%	—	—	1	50%	*	35.4%
1925 Cedar Springs, L.B. #204 Dallas, Texas 75201
Gregory M. Schmidt(8)	210,347	*	—	—	—	—	*	*
Vincent L. Sadusky(9)	63,512	*	—	—	—	—	*	*
Denise M. Parent(10)	64,355	*	—	—	—	—	*	*
John S. Viall(11)	58,661	*	—	—	—	—	*	*

								Percentage
	Class A		Class B		Class C			of Total
	Common Stock		Common Stock		Common Stock		Percent	Class A and
							of Total	Class C
	Number	Percent	Number	Percent	Number	Percent	Economic	Voting
	of Shares	of Class	of Shares	of Class	of Shares	of Class	Interest	Power

William S. Banowsky(12)	40,732	*	—	—	—	—	*	*
Dr. William H. Cunningham(13)	21,395	*	—	—	—	—	*	*
Michael A. Pausic	2,222	*	—	—	—	—	*	*
Peter S. Brodsky(14)	4,500	*	23,300,739	99.1%	1	50%	45.9%	35.0%
Douglas W. McCormick(15)	—	*	—	—	—	—	*	*
Mitchell Stern(15)	—	*	—	—	—	—	*	*
All executive officers and directors as a group (12 persons)(16)	1,090,952	4.0%	23,300,739	99.1%	2	100%	48.0%	71.2%

(1)	Includes shares held by the following persons or entities that are or may be deemed to be affiliated with Hicks, Muse, Tate & Furst Incorporated (“HMTF”): (i) 18,122,110 shares of class B common stock and one share of class C common stock held of record by Hicks, Muse, Tate & Furst Equity Fund III, L.P., a limited partnership of which the ultimate general partner is Hicks Muse Fund III Incorporated, (ii) 236,980 shares of class B common stock held of record by HM3 Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund III Incorporated, (iii) 4,692,329 shares of class B common stock held of record by Hicks, Muse, Tate & Furst Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (iv) 31,562 shares of class B common stock held of record by Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (v) 72,820 shares of class B common stock held of record by HM4-EQ Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (vi) 13,016 shares of class B common stock held of record by HM4-EN Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (vii) 8,329 shares of class B common stock held of record by HM4-P Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (viii) 127 shares of class B common stock held of record by HM 1-FOF Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, and (ix) 123,466 shares of class B common stock held of record by Hicks, Muse & Co. Partners, L.P., a limited partnership of which the ultimate general partner is HM Partners Inc.

John R. Muse is (a) the sole shareholder, sole director and an executive officer of Hicks, Muse Fund III Incorporated and Hicks, Muse Latin America Fund I Incorporated, (b) the sole member and an executive officer of Hicks, Muse Fund IV, LLC and (c) the majority shareholder, a director and an executive officer of HM Partners Inc. Accordingly, Mr. Muse may be deemed to be the beneficial owner of the shares held of record by the entities listed in clauses (i) through (ix) of this footnote (1). Mr. Muse disclaims beneficial ownership of shares not owned of record by him, except to the extent of his pecuniary interest therein. In addition, Mr. Muse, Jack D. Furst, and Thomas O. Hicks are members of a three-person committee that exercises voting and dispositive powers over the securities held by the entities affiliated with HMTF. No single member of the committee has dispositive and/or voting power over the shares held by the HMTF affiliates. Mr. Hicks is a former partner, and Messrs. Muse and Furst are current partners of HMTF. As a result of the foregoing, each of Messrs. Muse, Furst and Hicks may be deemed to beneficially own all or a portion of the shares of common stock beneficially owned by the HMTF affiliates described above. Each of Messrs. Muse, Furst and Hicks disclaims the existence of a group and disclaims beneficial ownership of shares of common stock not owned of record by him. Peter S. Brodsky, a member of the board of directors of the Company, is a partner of HMTF. Mr. Brodsky disclaims beneficial ownership of shares not owned of record by him, except to the extent of his pecuniary interest therein.

(2)	According to the Schedule 13D filed by Gabelli Funds LLC (“Gabelli Funds”), Gabelli Asset Management Inc. (“GBL”), Gabelli Securities, Inc. (“GSI”), MJG Associates, Inc. (“MJG”), GGCP Inc. (“GGCP”), GAMCO Investors, Inc. (“GAMCO”) and Mario J. Gabelli on August 28, 2006, are the beneficial owners of, and have the sole power to dispose of or direct the disposition of 478,000 shares, 3,951,680 shares, 4,300 shares, 44,000 shares, 0 shares, 0 shares and 0 shares, respectively, of class A common stock. Gabelli Funds, GBL, GSI, MJG, GGCP, GAMCO and Mario J. Gabelli have the sole power to vote or direct the vote of 478,000 shares, 3,714,480 shares, 4,300 shares 44,000 shares, 0 shares, 0 shares and 0 shares, respectively. Gabelli Funds, GAMCO and GSI are subsidiaries of GBL, which is a subsidiary of GGCP. Mario J. Gabelli is the majority stockholder of GGCP and sole shareholder of MJG.

(3)	According to the Schedule 13G filed by Wellington Management Company LLP on February 14, 2006, Wellington Management Company LLP is the beneficial owner of 3,745,160 shares of class A common stock, with the shared power to vote or direct the vote of 2,487,091 shares of class A common stock and the shared power to dispose or direct the disposition of 3,745,160 shares of class A common stock.

(4)	According to the Schedule 13G filed by Dimensional Fund Advisors Inc. on February 1, 2006, Dimensional Fund Advisors Inc. is the beneficial owner of, with the sole power to vote or direct the vote of and to dispose of or direct the disposition of 1,474,950 shares of class A common stock.

(5)	According to the Schedule 13G filed on February 9, 2006 by Westchester Capital Management, Inc., The Merger Fund, The Merger Fund VL, Green & Smith Investment Management LLC, Frederick W. Green, and Bonnie L. Smith, Westchester Capital Management, Inc., The Merger Fund, The Merger Fund VL, Green & Smith Investment Management LLC, Frederick W. Green and Bonnie L. Smith have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, 1,454,550 shares, 1,448,400 shares, 6,150 shares, 187,350 shares, 1,641,900 shares and 1,641,900 shares, respectively, of class A common stock.

(6)	According to the Schedule 13G filed by Silver Point Capital, L.P., Edward A. Mule and Robert J. O’Shea on October 20, 2006, with respect to the ownership of shares of class A common stock by Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd., Silver Point Capital, L.P., Mr. Mule and Mr. O’Shea each have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, 1,387,500 shares of class A common stock. Silver Point Capital, L.P. is the investment manager of Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd., and by reason of such status may be deemed to be the beneficial owner of the shares. Mr. Mule and Mr. O’Shea each indirectly control Silver Point Capital, L.P., and by virtue of such status may be deemed to be the beneficial owners of the shares. Mr. Mule and Mr. O’Shea disclaim beneficial ownership of the shares except to the extent of any pecuniary interest. According to the Schedule 13G filed on October 20, 2006 by Silver Point Capital, L.P., Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd., each have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, 1,387,500 shares of class A common stock.

(7)	Consists of 334 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of October 12, 2006, 309,523 shares of class A common stock held of record by Carson LIN SBS L.P., a limited partnership whose ultimate general partner is Carson Private Capital Incorporated and 12,573 shares of class A common stock held of record by Mr. Carson. Mr. Carson is President and a controlling stockholder of Carson Private Capital Incorporated. Mr. Carson disclaims beneficial ownership of shares not owned of record by him.

(8)	Consists of 62,684 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of October 12, 2006 and 147,663 shares of class A common stock held of record.

(9)	Consists of 6,667 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of October 12, 2006 and 56,845 shares of class A common stock held of record.

(10)	Consists of 4,584 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of October 12, 2006 and 59,771 shares of class A common stock held of record.

(11)	Consists of 4,584 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of October 12, 2006 and 54,077 shares of class A common stock held of record.

(12)	Consists of 1,843 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of October 12, 2006 and 38,889 shares of class A common stock held of record.

(13)	Consists of 1,843 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of October 12, 2006 and 19,552 shares of class A common stock held of record.

(14)	Includes 2,500 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of October 12, 2006 and 2,000 shares of class A common stock held of record.

(15)	Mr. McCormick and Mr. Stern were elected to the Company’s Board of Directors on September 29, 2006 and as of October 12, 2006 hold no ownership position in the Company.

(16)	Consists of 85,039 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of October 12, 2006 and 1,005,913 shares of class A common stock held of record.
DIRECTOR COMPENSATION
      Our directors who are also employees serve without additional compensation. Our non-employee directors receive an annual retainer for all services rendered as outside directors of $30,000 and compensation for attending Board meetings of $1,500 for attending in person or $1,000 for attending via telephone. Committee members also receive $1,000 for attending committee meetings in person or $500 for attending committee meetings via telephone. The chairman of our Compensation Committee and the chairman of our nominating and corporate governance committee each receive an additional annual retainer of $7,500, and the chairman of our audit committee receives an additional annual retainer of $10,000. Directors may elect to receive half of their annual retainer in the Company’s class A common stock. We do not maintain a medical, dental or retirement benefits plan for our non-employee directors.
      Our non-employee directors also receive grants under our Second Amended and Restated 2002 Non-Employee Director Stock Plan, which was approved by our stockholders at the 2006 annual meeting of stockholders. The Second Amended and Restated 2002 Non-Employee Director Stock Plan currently provides for an initial grant of an option to purchase 3,333 shares of our class A common stock and an initial grant of 2,222 shares of restricted stock, each to be made on the tenth business day following the election of a new non-employee director. It also currently provides for the grant of an option to purchase 3,000 shares of our class A common stock and the grant of 2,000 shares of restricted stock to each non-employee director who is reelected at or continues after our annual meeting of stockholders, provided that such director has served as a director for at least six months as of the grant date. Under the current plan, the grant date for these annual awards is the first Friday following each annual meeting of stockholders.
      It was the intention of the Board of Directors in 2005 to amend the annual equity grants to non-employee directors under the Amended and Restated 2002 Non-Employee Director Stock Plan to provide for grants of options to purchase 3,000 shares of class A common stock and 2,000 shares of restricted stock commencing as of the approval of such arrangements at the 2005 annual meeting of stockholders. Although the description of the Amended and Restated 2002 Non-Employee Director Stock Plan in the proxy statement for the 2005 annual meeting of shareholders accurately described the intended grants, due to a drafting error, the form of Amended and Restated 2002 Non-Employee Director Stock Plan submitted to stockholders for approval at the 2005 annual meeting of stockholders instead provided, pursuant to a formula contained in such form of plan, that the 2005 annual grant to non-employee directors would consist of options to purchase 1,333 shares of class A common stock and 889 shares of restricted stock.
      As a result, the Board approved in addition to the annual retainer and option and restricted stock awards granted pursuant to the director compensation policies then in effect, an additional cash payment for service as a director in 2005 equal to $26,195 (the “Additional Cash Payment”). The Board also adopted a resolution recommending that each non-employee director use the proceeds of the Additional Cash Payment after the payment of applicable taxes to make an acquisition, subject to compliance with all applicable securities laws, of additional shares of class A common stock and to retain any shares of class A common stock so purchased until the date on which such shares of class A common stock would have vested had such shares of class A common stock been granted as a restricted stock award pursuant to the Amended and Restated 2002 Non-Employee Director Stock Plan.
      Options under the Second Amended and Restated 2002 Non-Employee Director Stock Plan expire on the earlier of 10 years from the date of grant or three months after cessation of service as a director. Options granted under the plan have an exercise price equal to the fair market value of a share of our common stock on the date of grant. Options granted under the plan vest over a period of four years, with 25% of the options vesting on each anniversary of the grant date, beginning one year from the date of grant. Restricted stock awards granted under the plan vest over a period of five years, with 20% of the shares granted under the award vesting on each anniversary of the grant date, beginning one year from the date of grant. Upon any change of control, or if we or affiliates of Hicks Muse enter into any agreement providing for our change of control, the Compensation Committee may declare that any restrictions applicable to a stock award may lapse and any or all outstanding options shall vest and become immediately exercisable. Thereafter, the options will be subject to the terms of the transaction effecting the change of control.
      The following table summarizes the cash fees and stock grants in lieu of cash each non-employee director who served during 2005 received in 2005 for services rendered as a director:

	2005

Directors:	Cash	Stock

William S. Banowsky, Jr.	$93,695	0
Peter S. Brodsky	48,195	0
Royal W. Carson, III	79,195	0
Dr. William H. Cunningham	59,195	$33,000	(1)
Randall S. Fojtasek(2)	73,195	0
Wilma H. Jordan(3)	95,195	0

(1)	Represents the fair market value of the stock grants in lieu of cash on the date of grant.

(2)	Mr. Fojtasek resigned from the Company’s Board of Directors effective July 31, 2006.

(3)	Ms. Jordan resigned from the Company’s Board of Directors effective August 1, 2006.
      The cash payments in the table above include the $26,195 Additional Cash Payment made to each director in lieu of the intended grants under the Amended and Restated 2002 Non-Employee Director Stock Plan, as more fully described above.
      On December 22, 2005, each of the directors listed in the table below exchanged stock options for shares of restricted class A common stock. Each of the participants received one share of restricted class A common stock in exchange for each option to purchase three shares of class A common stock so exchanged. The Board of Directors and Compensation Committee approved the option exchange for compensation purposes and to maintain a competitive position in attracting and retaining key personnel and directors. On the effective date of the exchange, the average of the high and low sale prices of our class A common stock as reported by the New York Stock Exchange was $11.40.

      The following table sets forth information regarding the options exchanged by each of these directors:

				Number of Shares of
		Number of Shares of		Restricted Class A
		Class A Common	Exercise Price	Common Stock
		Stock Underlying	of Options	Received upon
Name	Date	Options Exchanged	Exchanged	Exchange

William S. Banowsky, Jr.	12/22/05	4,000	$20.25	1,333
		10,000	$22.00	3,333
		4,000	$23.20	1,333
Royal W. Carson, III	12/22/05	4,000	$20.25	1,333
		10,000	$22.00	3,333
		4,000	$23.20	1,333
		5,952	$26.25	1,984
Dr. William H. Cunningham	12/22/05	4,000	$20.25	1,333
		10,000	$22.00	3,333
		4,000	$23.20	1,333
Randall S. Fojtasek(1)	12/22/05	4,000	$20.25	1,333
		10,000	$22.00	3,333
		4,000	$23.20	1,333
		5,952	$26.25	1,984
Wilma H. Jordan(2)	12/22/05	4,000	$20.25	1,333
		10,000	$22.00	3,333
		4,000	$23.20	1,333

(1)	Mr. Fojtasek resigned from the Company’s Board of Directors effective July 31, 2006.

(2)	Ms. Jordan resigned from the Company’s Board of Directors effective August 1, 2006.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth the annual and long-term compensation earned in each of the last three fiscal years by our Chief Executive Officer and four other most highly compensated executive officers for the year ended December 31, 2005 who were serving as executive officers as of December 31, 2005 (collectively, the “named executive officers”):

		Annual		Long-Term
		Compensation		Compensation Awards

				Securities	Restricted
				Underlying	Stock	All Other
		Salary	Bonus	Options/SARs	Awards(1)	Compensation
Name and Principal Position	Year	($)	($)	(#)	(#)	($)

Gary R. Chapman*	2005	800,000	200,000	78,833	271,614	43,091	(2)
Chairman, President and	2004	636,540	800,000	250,000	—	43,286	(3)
Chief Executive Officer	2003	618,000	740,000	100,000	—	42,176	(4)
Vincent L. Sadusky†	2005	386,000	197,000	26,667	37,778	1,177	(5)
Vice President, Chief Financial	2004	134,135	240,000	60,000	—	1,138	(6)
Officer and Treasurer	2003	—	—	—	—	—
Gregory M. Schmidt#	2005	388,000	193,000	25,000	82,922	5,850	(7)
Vice President of New Development,	2004	377,000	184,000	65,000	—	6,260	(8)
General Counsel and Secretary	2003	366,000	175,000	30,000	—	6,387	(9)
Denise M. Parent#	2005	222,789	130,000	18,333	50,890	1,177	(10)
Vice President and	2004	216,300	115,000	43,750	—	1,159	(11)
Deputy General Counsel	2003	210,000	105,000	18,750	—	1,143	(12)
John S. Viall#	2005	223,000	130,000	18,333	44,555	1,177	(10)
Vice President Engineering	2004	216,000	116,000	43,750	—	1,159	(11)
and Operations	2003	210,000	110,000	18,750	—	1,143	(12)

*	Mr. Chapman retired as the Company’s Chairman, President and Chief Executive Officer effective July 10, 2006.

†	Mr. Sadusky commenced employment with the Company in August 2004. Mr. Sadusky’s annual salary during the period of his employment in 2004 was $375,000. On July 11, 2006, the Company’s Board of Directors appointed Mr. Sadusky as President and Chief Executive Officer of the Company.

#	Effective September 6, 2006, Ms. Parent was named Vice President, General Counsel and Secretary, Mr. Schmidt was named Executive Vice President Digital Media and Mr. Viall was named Vice President Television Engineering and Operations for LIN Television Corporation.

(1)	Includes restricted stock grants made during 2005. In addition, in December 2005, each of Messrs. Chapman, Sadusky, Schmidt, Ms. Parent and Mr. Viall agreed to exchange stock options held by them, including the stock options granted in 2004 and 2003 reflected in the table above, for shares of restricted class A common stock. Each received one share of restricted class A common stock in exchange for each option to purchase three shares of class A common stock so exchanged. We are unable to assess the value of the consideration paid by Messrs. Chapman, Sadusky, Schmidt, Ms. Parent and Mr. Viall for the shares of restricted stock.

(2)	Includes $15,175 of executive life insurance and $27,916 of executive disability insurance. Does not include earnings of $164,276, $202,378, and $260,312 resulting from the investment of deferred compensation in 2005, 2004, and 2003, respectively. Salary deferrals are invested in various mutual funds, and the Company does not assume any investment risk with respect to the manner in which such deferred amounts are invested. The earnings on Mr. Chapman’s deferred compensation were not in excess of 120% of the long-term applicable federal rate.

(3)	Includes $13,666 of executive life insurance and $7,669 of executive disability insurance.

(4)	Includes $12,159 of executive life insurance and $30,017 of executive disability insurance.

(5)	Includes $547 of executive life insurance and $5,303 of executive disability insurance.

(6)	Includes $128 of executive life insurance and $1,010 of executive disability insurance.

(7)	Includes $547 of executive life insurance and $5,303 of executive disability insurance. Does not include earnings of 7,952, $12,046, and $35,801 resulting from the investment of deferred compensation in 2005, 2004 and 2003, respectively. Earnings on deferred compensation in excess of 120% of the long-term applicable federal rate were $24,670 and $7 for 2003 and 2004, respectively. Salary deferrals are invested in various mutual funds, and the Company does not assume any investment risk with respect to the manner in which such deferred amounts are invested.

(8)	Includes $957 of executive life insurance and $5,303 of executive disability insurance.

(9)	Includes $1,084 of executive life insurance and $5,303 of executive disability insurance.

(10)	Includes $547 of executive life insurance and $630 of executive disability insurance.

(11)	Includes $576 of executive life insurance and $583 of executive disability insurance.

(12)	Includes $576 of executive life insurance and $567 of executive disability insurance.
Options Grants During Fiscal Year 2005
      The following table sets forth information concerning stock option grants made to each of the named executive officers during the fiscal year ended December 31, 2005:

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates
	Number of	Percent of Total			of Stock Price
	Securities	Options/SARs			Appreciation
	Underlying	Granted to			for Option Term(3)
	Options/SARs	Employees in	Exercise Price	Expiration
	Granted(1)	Fiscal Year	Per Share(2)	Date	5%	10%

Gary R. Chapman*	78,333	17.1%	$13.8550	7/1/2016	$682,542	1,729,695
Vincent L. Sadusky†	26,667	5.8	13.8550	7/1/2016	232,359	588,842
Gregory M. Schmidt#	25,000	5.5	13.8550	7/1/2016	217,833	552,033
Denise M. Parent#	18,333	4.0	13.8550	7/1/2016	159,742	404,817
John S. Viall#	18,333	4.0	13.8550	7/1/2016	159,742	404,817

*	Mr. Chapman retired as the Company’s Chairman, President and Chief Executive Officer effective July 10, 2006.

†	On July 11, 2006, the Company’s Board of Directors appointed Mr. Sadusky as President and Chief Executive Officer of the Company.

#	Effective September 6, 2006, Ms. Parent was named Vice President, General Counsel and Secretary, Mr. Schmidt was named Executive Vice President Digital Media and Mr. Viall was named Vice President Television Engineering and Operations for LIN Television Corporation.

(1)	Options were granted under the Amended and Restated 2002 Stock Plan. The non-qualified options granted pursuant to the plan generally are not exercisable until one year after their grant, vest over the span of four years, with 25% vesting on each anniversary of the grant, and expire 10 years from the date of grant.

(2)	Options are granted at an exercise price equal to the average of the high and low sale prices of our common stock, as reported on the New York Stock Exchange, on the date of grant.

(3)	The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”) and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Options Exercised During Fiscal Year 2005 and Fiscal Year-End Option/ SAR Values
      The following table sets forth information concerning the number and value of unexercised options held by the named executive officers at December 31, 2005, individual exercises of options during the year ended December 31, 2005, and the number and value of options held by such named executed officer at December 31, 2005 based on a fair market value of our common stock of $11.15 on such date.
Aggregate Exercises During the 2005 Fiscal Year and Fiscal Year-End Option Values/ SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options/SARs at		Options/SAR’s at
	Shares	Value	December 31, 2005		December 31, 2005(3)
	Acquired on	Realized
Name	Exercise(1)	($)	Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)

Gary R. Chapman*	52,988	$813,754	285,516	456,072	168,035	$1,329,341
Vincent L. Sadusky†	0	0	0	26,667	0	0
Gregory M. Schmidt#	31,523	485,412	56,434	25,000	0	0
Denise M. Parent#	0	0	0	18,333	0	0
John S. Viall#	0	0	0	18,333	0	0

*	Mr. Chapman retired as the Company’s Chairman, President and Chief Executive Officer effective July 10, 2006.

†	On July 11, 2006, the Company’s Board of Directors appointed Mr. Sadusky as President and Chief Executive Officer of the Company.

#	Effective September 6, 2006, Ms. Parent was named Vice President, General Counsel and Secretary, Mr. Schmidt was named Executive Vice President Digital Media and Mr. Viall was named Vice President Television Engineering and Operations for LIN Television Corporation.

(1)	Shares were acquired upon exercise of phantom stock units, which were paid at our election in shares of class A common stock.

(2)	Includes shares of class A common stock issuable upon future exercises of phantom stock, which may be paid at our election in stock or cash, and shares of class A common stock issuable upon future exercises of options.

(3)	Based on the average of the high and low sale price of our class A common stock on December 31, 2005 ($11.15), as reported by the New York Stock Exchange on such date, less the option exercise price.
Retirement Plans
      Participants in our tax qualified pension plan participate in either a cash balance benefit plan or a traditional average final-pay plan and may also receive benefits under our supplemental benefit retirement plan. Prior to his retirement effective July 10, 2006, Mr. Chapman participated in the traditional average final-pay plan; Mr. Sadusky, Mr. Schmidt, Ms. Parent and Mr. Viall participate in the cash balance plan. The Internal Revenue Code of 1986, as amended (the “Code”), places certain maximum limitations upon the annual benefits payable under all qualified plans of an employer to any one individual. As permitted by the Employee Retirement Income Security Act of 1974, as amended, our supplemental benefit retirement plan is a non-qualified plan designed to provide for the payment by us of the difference, if any, between the amount of such maximum limitations and the annual benefit that would be payable under the pension plan (including the cash balance benefit plan and traditional average final-pay benefit plan), but for such limitations.

      Under the cash balance benefit plan, each year we contribute to each participating employee’s cash balance account an amount equal to 5% of such employee’s compensation. For this purpose, compensation includes base pay, overtime pay, other wage premium pay and annual incentive bonuses. Pension benefits vest after five years of service. Cash balance plan accounts earn annual interest at a rate equal to the interest rate for five-year U.S. Treasury Bills plus 25 basis points (the interest rate is reset annually at the Treasury rate during the November preceding each plan year). The estimated annual retirement benefits payable under the cash balance plan and our supplemental benefit retirement plan as an annuity for life upon normal retirement assuming Mr. Sadusky, Mr. Schmidt, Ms. Parent, and Mr. Viall remain employed by us at their current level of compensation until age 65 is $148,000, $95,000, $52,000, and $11,000, respectively.
      Under the traditional average final-pay benefit plan, benefits are computed by multiplying (i) 1.50% of the average of the employee’s three highest years of annual compensation times (ii) the employee’s number of years of credited service, up to a maximum of 32 years. Average annual compensation excludes option gains and benefits or payments received under any other benefit plan. Each named executive officer’s salary and bonus for the current year is set forth above in the Annual Compensation column of the Summary Compensation Table. The years of service for Mr. Chapman, who retired effective July 10, 2006, and who was the only named executive officer participating in the average final-pay plan, as of December 31, 2005, was 17 years.
      The following table sets forth the estimated annual retirement benefits payable under our pension plan and our supplemental benefit retirement plan as an annuity for life upon normal retirement for specified compensation and years of credited service classifications, assuming retirement at age 65 on December 31, 2005. Benefits are not subject to reduction for Social Security or other offset amounts.

	Years of Service

Three-Year Average Compensation	10	15	20	25	30

100,000	15,000	22,500	30,000	37,500	45,000
200,000	30,000	45,000	60,000	75,000	90,000
300,000	45,000	67,500	90,000	112,500	135,000
500,000	75,000	112,500	150,000	187,500	225,000
750,000	112,500	168,750	225,000	281,250	337,500
1,000,000	150,000	225,000	300,000	375,000	450,000
1,250,000	187,500	281,250	375,000	468,750	562,500
1,500,000	225,000	337,500	450,000	562,500	675,000
2,000,000	300,000	450,000	600,000	750,000	900,000
Employment Agreements
      Agreements with Chief Executive Officer. On July 12, 2006, Vincent L. Sadusky was named President and Chief Executive Officer of us and LIN Television Corporation, (“LIN Television”) and was elected to the Board of Directors of each company. On November 1, 2006, we and LIN Television entered into an employment agreement with Mr. Sadusky, effective as of July 12, 2006. The agreement provides for Mr. Sadusky to receive a base salary of $500,000 and to be eligible for a bonus, payable annually, in an amount up to 150% of his then-current base salary based upon our achievement of certain revenue and EBITDA targets established by our Board of Directors. Mr. Sadusky will also be eligible for a second bonus payment, also payable annually, equal to up to 25% of his then-current base salary. The amount of this second bonus will be determined by the compensation committee of our Board and will be based upon its assessment of such factors as it determines are relevant, such as our financial performance or management’s achievement of certain goals established by our Board. The term of the agreement will continue each year unless either we or Mr. Sadusky terminate it. In the event that the employment agreement is terminated by us “without cause” or by Mr. Sadusky for “good reason,” Mr. Sadusky will be entitled to receive as a severance payment his base salary and a payment equal to the bonus he received in the prior year based on EBITDA and revenue results. In addition, during the twelve-month period following a termination by us “without cause” or by Mr. Sadusky for “good reason,” we will continue to pay the employer’s portion of Mr. Sadusky’s health and dental insurance premiums. Mr. Sadusky has agreed to preserve all confidential and proprietary information relating to our business during and after the term of the agreement. In addition, Mr. Sadusky has agreed to non-competition and non-solicitation provisions that are in effect during the term of the agreement and for one year thereafter. If we consummate a change of control transaction or terminate Mr. Sadusky’s employment in anticipation of a change of control, the agreement provides that the stock options that we granted to Mr. Sadusky on July 12, 2006 (representing the right to purchase 500,000 shares of our class A common stock) will become fully vested.
      Gary R. Chapman retired as our Chairman, President and Chief Executive Officer effective July 10, 2006. In connection with his retirement, Mr. Chapman entered into an Employment Transition Agreement and General Release (the “Transition Agreement”), dated June 13, 2006, with us and LIN Television Corporation (“LIN Television”).
      Pursuant to the terms of the Transition Agreement, Mr. Chapman resigned his employment and offices of the Company, LIN Television and all of their direct and indirect subsidiaries effective July 10, 2006. Effective July 10, 2006, pursuant to the terms of the Transition Agreement, each of the Amended and Restated Employment Agreement, dated as of July 1, 2005, among the Company, LIN Television and Mr. Chapman, and the Severance Compensation Agreement, dated as of September 5, 1996, as amended, among the Company, LIN Television and Mr. Chapman was terminated.
      Under the Transition Agreement, until October 10, 2006, Mr. Chapman agreed to be available to consult with our officers and directors. Mr. Chapman also agreed to release us and our subsidiaries from any claims he may have against them, including claims related to his employment and retirement. We and LIN Television agreed to continue to indemnify Mr. Chapman in his capacity as an officer and director of us, LIN Television and our subsidiaries in accordance with the General Corporation Law of the State of Delaware, our certificate of incorporation and LIN Television’s bylaws.
      In addition, under the Transition Agreement:

•	the Company will pay $5,378,739 to Mr. Chapman as severance, payable in a lump sum during the fourteen-day period following January 10, 2007;

•	on July 17, 2006, unvested stock options to purchase 140,999 shares of class A common stock and 292,846 shares of restricted class A common stock awards previously granted to Mr. Chapman vested in full and Mr. Chapman will have up to 60 days after July 17, 2006 to exercise all outstanding stock options;

•	the Company will continue until the earlier of three years after Mr. Chapman’s retirement or his death (the “Benefits Period”) to provide to Mr. Chapman life, health, medical, dental and vision insurance, provided that he will continue to pay the proportion of insurance premiums that he paid immediately prior to July 10, 2006; and

•	the Company transferred to Mr. Chapman title to a company automobile, with an estimated fair market value of $51,000.
      Severance Compensation Arrangements. We have entered into severance compensation agreements with Mr. Schmidt and Ms. Parent. Under these agreements, if we terminate any such employee’s employment other than for cause, the employee will be entitled to severance benefits in addition to any compensation otherwise payable to the employee. The severance benefits include a lump sum payment designed to provide the equivalent to the sum of:

•	an amount equal to three times the employee’s annual base salary on the date of termination, as defined in the severance compensation agreements;

•	an amount equal to three times the bonus compensation paid to the employee with respect to the last complete fiscal year; and

•	the present value as of the date of termination, of the sum of all benefits that have accrued to the employee but have not vested under our retirement plan as of the date of termination and all additional benefits that would have accrued to the employee under the retirement plan if the employee had continued to be employed by us for an additional 12 months on the same terms under which the employee was employed on the date of termination.
      In addition to such cash payments, the employee is entitled to life, health, and disability and accident insurance benefits substantially similar to those that the employee was receiving prior to the notice of termination, as defined in the severance compensation agreements, for a period of three years.
      Change of Control Arrangements. We have entered into a change of control severance agreement with Mr. Viall. Under this agreement, following a change of control, as defined in the agreement, if we terminate Mr. Viall’s employment other than for cause within the three-year period following the change of control, Mr. Viall will be entitled to severance benefits in addition to any compensation otherwise payable to him. The severance benefits include a lump sum payment designed to provide the equivalent to the sum of:

•	an amount equal to three times Mr. Viall’s annual base salary on the date of termination, as defined in the change of control agreement;

•	an amount equal to three times the bonus compensation paid to Mr. Viall with respect to the last complete fiscal year; and

•	the present value as of the date of termination, of the sum of all benefits that have accrued to Mr. Viall but have not vested under our retirement plan as of the date of termination and all additional benefits that would have accrued to him under the retirement plan if he had continued to be employed by us for an additional 12 months on the same terms under which he was employed on the date of termination.
      In addition to such cash payments, Mr. Viall is entitled to life, health, and disability and accident insurance benefits substantially similar to those that he was receiving prior to the notice of termination, as defined in the change of control agreements, for a period of three years.
Compensation Committee Interlocks and Insider Participation
      None of the members of our Compensation Committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.
PROPOSAL 1 — APPROVAL OF THE THIRD AMENDED AND
RESTATED 2002 NON-EMPLOYEE DIRECTOR STOCK PLAN
      A proposal will be presented at the Special Meeting that the stockholders approve the Third Amended and Restated 2002 Non-Employee Director Stock Plan, which we may refer to as the plan, which will (i) increase the number of shares of class A common stock reserved for issuance under the plan from 400,000 shares to 1,500,000 shares and (ii) provide the Compensation Committee of our Board of Directors with discretion regarding the size and timing of stock option grants and restricted stock awards.
      As of October 12, 2006, there were 323,180 shares of our class A common stock available for grant under the Second Amended and Restated 2002 Non-Employee Director Stock Plan.
      The Board of Directors believes that our future growth and profitability depend upon our ability to maintain a competitive position in attracting and retaining qualified directors and that equity awards are an important part of the compensation to be offered to directors. Accordingly, on October 16, 2006, our Board of Directors adopted, subject to stockholder approval, the Third Amended and Restated 2002 Non-Employee Director Stock Plan to increase the number of shares of class A common stock reserved for issuance under the plan from 400,000 shares to 1,500,000 shares to ensure that we will have a sufficient number of shares of class A common stock available under that plan for both stock option and stock award grants.
      Presently, the Second Amended and Restated 2002 Non-Employee Director Stock Plan provides specified awards of stock options and restricted stock upon an individual’s election as a director and specified annual awards of stock options and restricted stock to be issued on the first Friday after each Annual Meeting of Stockholders of the Company thereafter. Under the Third Amended and Restated 2002 Non-Employee Director Stock Plan, the Compensation Committee will have the discretion to grant awards of stock options and restricted stock relating to any number of shares of class A common stock. and to establish the conditions and limitations applicable to the exercise of each award.
      The Compensation Committee of our Board of Directors has indicated that it intends to recommend to the Board that the Company grant options to purchase the following: 100,000 shares of class A common stock to each non-employee Director, 50,000 shares of class A common stock to the Chairman of the Board of Directors, 30,000 shares of class A common stock to the Chairman of the Audit Committee, 10,000 shares of class A common stock to each Audit Committee member and 15,000 shares of class A common stock to both the Chairman of the Compensation Committee and the Chairman of the Governance Committee.
      As of October 12, 2006, options to purchase an aggregate of 29,332 shares of our class A common stock and awards of 28,339 shares of our restricted class A common stock were outstanding under the Second Amended and Restated 2002 Non-Employee Director Stock Plan.
Summary of the Third Amended and Restated 2002 Non-Employee Director Stock Plan
      The following is a brief summary of the Third Amended and Restated 2002 Non-Employee Director Stock Plan, a copy of which is attached as Appendix A to the electronic copy of the filing of this proxy statement with the Securities and Exchange Commission and may be accessed from the Securities and Exchange Commission’s Internet home page (www.sec.gov). In addition, a copy of the plan may be obtained from our Corporate Secretary. The following summary is qualified in its entirety by reference to the plan.
      Types of Awards. The plan permits us to issue non-qualified stock options and stock awards, including restricted stock awards, to our non-employee directors, which in the aggregate may not be exercisable for more than 1,500,000 shares of our class A common stock. The terms of these awards will be determined by the compensation committee of our Board of Directors. In this summary, options and stock awards are referred to collectively as awards.
      Non-statutory Stock Options. Non-qualified stock options granted pursuant to the plan generally will not be exercisable until one year after their grant, will vest in equal amounts over the span of four years and will expire 10 years from the date of grant. Outstanding options granted under the plan may be exchanged for new stock options or restricted stock in such proportion and with such vesting criteria as the Board of Directors may determine.
      Stock Awards. The compensation committee of our Board of Directors will determine the terms of the stock awards. Stock awards granted under the plan vest in equal amounts over five years.
      Eligibility to Receive Awards. Our non-employee directors are eligible to be granted awards under the plan.
      Stock Exchange Programs. The plan permits stock exchange programs pursuant to which outstanding options may be exchanged for new stock options or restricted stock on such terms as our Board of Directors may determine.

      Administration. The plan will be administered by the Compensation Committee of our Board of Directors, subject to the authority of our Board of Directors to delegate administration of the plan to any other committee appointed by our Board of Directors. The committee has the authority to prescribe, amend, modify and rescind rules and regulations relating to the plan, and to interpret the terms and conditions of the plan and make all determinations permitted or deemed necessary, appropriate or advisable for the administration of the plan.
      Our Board of Directors is required to make appropriate adjustments in connection with the plan and any outstanding awards to reflect stock dividends, stock splits, reorganizations and certain other events. Upon any change of control, as defined in the plan, or if we or affiliates of Hicks Muse enter into any agreement providing for our change of control, the Board of Directors may declare that any restrictions applicable to any stock award shall lapse and that any outstanding options shall vest and become immediately exercisable. Thereafter, the options will be subject to the terms of the transaction effecting the change of control. If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of class A common stock covered by such award will again be available for grant under the plan subject, however, to any limitations under the Code.
      Transferability of Awards. Except as otherwise expressly provided in an option agreement, stock options granted under the plan are not assignable or transferable except by will or the laws of descent and distribution. The committee may, on a case-by-case basis, permit a non-employee director to transfer a stock option, in whole or in part, during his or her lifetime to one or more immediate family members or to a trust established exclusively for one or more such family members.
      Amendment or Termination. No award may be made under the plan on or after May 1, 2012 but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, modify, suspend or terminate the plan, provided that an amendment will not become effective without stockholder approval where the absence of such approval would cause the plan to fail to comply with any requirements of applicable law or regulation. No amendment, modification, suspension or termination of the plan may cause, without the consent of the holder, any previously granted awards to be forfeited or altered in a way that materially and adverse affects the holder.
      Federal Income Tax Consequences. The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
      Non-statutory Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
      Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income.
      THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE THIRD AMENDED AND RESTATED 2002 NON-EMPLOYEE DIRECTOR STOCK PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.
Other Information
Stockholder Proposals for the 2007 Annual Meeting
      Proposals of stockholders intended to be presented at the 2007 Annual Meeting pursuant to Rule 14a-8 promulgated under the Exchange must be received by us no later than the close of business on December 1, 2006 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Denise M. Parent, Secretary, LIN TV Corp., Four Richmond Square, Suite 200, Providence, Rhode Island 02906.
      In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board of Directors and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8). Such nominations and proposals for the 2007 Annual Meeting, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received no earlier than January 2, 2007 and no later than February 1, 2007, assuming that the 2007 Annual Meeting is to be held between April 2, 2007 and July 11, 2007, as we currently anticipate. In the event that the 2007 Annual Meeting is not held between April 2, 2007 and July 11, 2007, notice of stockholder nominees or proposals must be received no earlier than 120 days before the date of the 2007 Annual Meeting and no later than 90 days before the date of the 2007 Annual Meeting or the 10th day following our first public announcement of the date of such meeting, whichever is later. Our bylaws also require that such notice contain certain additional information. Copies of the bylaws can be obtained without charge from the Secretary.
Proxy Solicitation
      The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Householding of Special Meeting Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy to any stockholder upon written or oral request to LIN TV Corp., Four Richmond Square, Suite 200 Providence, Rhode Island 02906, Attention: William A. Cunningham, Vice President and Controller; telephone (401) 454-2880. If any stockholder wants to receive separate copies of the proxy statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and phone number.

By Order of the Board of Directors,

Denise M. Parent
Secretary
November 3, 2006

APPENDIX A
LIN TV CORP.
THIRD AMENDED AND RESTATED
2002 NON-EMPLOYEE DIRECTOR STOCK PLAN
APPROVED BY THE BOARD OF DIRECTORS ON OCTOBER 16, 2006
AND SUBJECT TO APPROVAL BY THE STOCKHOLDERS ON DECEMBER 1, 2006

1.	PURPOSE
      The purpose of the LIN TV Corp. Third Amended and Restated 2002 Non-Employee Director Stock Plan (“Plan”) is to attract highly qualified individuals who are not current employees of LIN TV Corp. or its subsidiaries (collectively, the “Company”) to serve as members of the Board of Directors of the Company, to enable such individuals to increase their ownership in the Company’s Class A common stock, par value $.01 per share (the “Common Stock”) and to provide them with a further incentive to remain as directors of the Company. Capitalized terms in the Plan or in any agreement evidencing an award granted under the Plan shall have the meaning assigned to such terms in the Plan, except to the extent the context requires a different construction.

2.	ADMINISTRATION
      (a) Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (“Board of Directors”) or by any other committee appointed by the Board of Directors of the Company to administer the Plan (the “Committee”); provided that the Board of Directors shall act as the Committee if no such committee is appointed by the Board of Directors; further provided that, the entire Board of Directors may act as the Committee if it chooses to do so. The number of individuals that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors, and, unless a majority of the Board of Directors determines otherwise, shall consist of not less than two (2) members who shall be “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
      (b) Authority. The Committee shall have full and final authority, subject to the terms of the Plan:

(i) to establish such rules and regulations as it deems necessary for the proper administration of the Plan;

(ii) to make all determinations permitted or deemed necessary, appropriate, or advisable for the administration of the Plan;

(iii) to interpret the terms and conditions of the Plan and any agreement evidencing an award granted under the Plan; and

(iv) to perform all other acts, exercise all other powers, and establish any other procedures determined by the Committee to be necessary, appropriate, advisable, in its sole discretion, for the administration of the Plan or for the conduct of the Committee’s business.
      All determinations and interpretations made by the Committee with respect to the Plan or an award granted under the Plan shall be binding and conclusive on all individuals and their legal representatives.
      (c) Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving such director’s bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.
      (d) Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

3.	ELIGIBILITY
      Each active member of the Company’s Board of Directors who is not a current employee of the Company and who is not eligible to participate in the LIN TV Corp. Amended and Restated 2002 Stock Plan (including any successor plan thereto), shall be eligible to participate in the Plan (“Eligible Non-Employee Director”). An Eligible Non-Employee Director shall become a participant in the Plan (“Participant”) upon such director’s execution of an Option Agreement (as defined in Section 4(a) herein) or a Stock Award Agreement (as defined in Section 4(b) herein).

4.	AWARDS
      (a) The Plan provides for the grant of rights to purchase shares of Common Stock (“Stock Options”) in accordance with the terms described herein and subject to the terms of the written agreement executed by the Company and the Participant evidencing the grant of such Stock Option (“Option Agreement”). Stock Options granted under the Plan shall be designated as non-qualified stock options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time.
      (b) The Plan provides for the grant of awards with respect to shares of Common Stock (“Stock Awards”), as described in Section 7 herein. Each Stock Award shall be subject to the terms of the Plan and the written agreement executed by the Company and the Participant evidencing the grant of such Stock Award (“Stock Award Agreement”).
      (c) Any Stock Option or Stock Award granted to a member of the Committee shall be approved by the Board of Directors, and no member of the Committee may approve the grant of a Stock Option or Stock Award to himself. Eligibility to participate in the Plan shall not entitle an Eligible Non-Employee Director to receive a Stock Option or Stock Award prior to the date such Stock Option or Stock Award is granted under the Plan. The granting of any Stock Option or Stock Award under the Plan shall not be deemed to either entitle a Participant to receive or to disqualify a Participant from receiving any other Stock Option or Stock Award under the Plan.

5.	COMMON STOCK RESERVED UNDER THE PLAN
      (a) Basic Limitations. The aggregate number of shares of Common Stock that may be subject to Stock Options or Stock Awards granted under the Plan shall be 1,500,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 8 hereof.
      (b) Additional Shares. Any shares of Common Stock subject to a Stock Option that for any reason is cancelled, expires, forfeited, or terminates without having been exercised, or any shares of Common Stock subject to a Stock Award that is cancelled, expires, forfeited, or terminates without payment, if any, having been made by the Participant for such shares of Common Stock shall again be available for the grant of Stock Options or Stock Awards under the Plan.

6.	STOCK OPTIONS
      (a) General. The Committee may grant Stock Options and determine the number of shares of Common Stock to be covered by each Stock Option and the conditions and limitations applicable to the exercise of each Stock Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
      (b) Exercise Price. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option.
      (c) Payment of Exercise Price. In no event shall any shares of Common Stock be issued pursuant to the exercise of a Stock Option until the Participant has made full payment for the shares of Common Stock (including payment of the exercise price and any taxes required to be withheld by the Company in connection with the exercise of the Stock Option).
      The exercise price shall be payable in United States dollars in cash or by check or in such form as the Committee may from time to time designate. The Participant also shall pay to the Company an amount determined by the Company to be sufficient to pay any applicable federal or state withholding taxes imposed as a result of the exercise of the Stock Option. In the sole discretion of the Committee, a Participant may make payment of either or both of the exercise price and any required federal or state withholding taxes, in whole or in part, by delivering shares of Common Stock to the Company. The Committee may impose such limitations and restrictions on payments with shares of Common Stock as the Committee, in its sole discretion, deems advisable. However, to the extent the Participant is permitted to deliver shares of Common Stock to pay any portion of the exercise price, in the event the Committee determines it is necessary to avoid adverse accounting consequences, the Committee may require that the Participant must have owned the shares of Common Stock for at least six months as of the delivery date.
      (d) Vesting. A Stock Option may be exercised to the extent the Stock Option is vested. Unless otherwise determined by the Committee at the time of grant and as provided in an Option Agreement, a Stock Option granted under the Plan shall become vested and exercisable in accordance with the vesting schedule set forth below, unless vesting is accelerated pursuant to Section 6(e) or Section 8(c) herein.

Percentage of Grant Vested and Exercisable	Vesting Date

25%	1st anniversary of grant date
25%	2nd anniversary of grant date
25%	3rd anniversary of grant date
25%	4th anniversary of grant date
      (e) Acceleration of Vesting. To the extent a Stock Option has not previously vested or expired, a Stock Option shall become 100% vested and exercisable effective as of the date an Eligible Non-Employee Director ceases to provide services as an Eligible Non-Employee Director of the Company, provided that such cessation of service occurs as a result of such director’s death or Retirement. For purposes of the Plan, “Retirement” shall mean cessation of service as an Eligible Non-Employee Director of the Company on or after (i) the date on which an Eligible Non-Employee Director attains age 60 with ten (10) or more years of service with the Company as a Non-Employee Director or (ii) the date on which an Eligible Non-Employee Director attains age 65 with five (5) or more years of service with the Company as an Eligible Non-Employee Director.
      (f) Term of Stock Options. A Stock Option granted under the Plan shall terminate or expire, and may no longer be exercised, on the earlier to occur of the following, subject to Section 8(c) herein:

(i) Ten (10) years after the date of grant; or

(ii) Three (3) months after the date of an individual’s cessation of service as an Eligible Non-Employee Director.

      (g) Exchange Programs. The Committee may, without stockholder approval, cancel any outstanding Stock Option and grant in exchange therefor a new Stock Option or Stock Award covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Stock Option.

7.	STOCK AWARDS
      (a) Generally. The Committee may, in its discretion, grant Stock Awards consisting of shares of Common Stock issued or transferred to an Eligible Non-Employee Director with or without payments therefor. A Stock Award shall be construed as an offer by the Company to the Participant to purchase the number of shares of Common Stock subject to the Stock Award at the purchase price, if any, established therefor.
      (b) Payment of the Purchase Price. If the Stock Award Agreement requires payment for shares of Common Stock acquired pursuant to the Stock Award, the purchase price of any shares of Common Stock subject to the Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option.
      (c) Additional Terms. Stock Awards shall be subject to such terms and conditions as the Committee determines, in its sole discretion, to be appropriate, including restrictions on the sale or other disposition of shares of Common Stock acquired pursuant to the Stock Award and the right of the Company to reacquire such shares for no consideration on or after the termination of the Participant’s service with the Company. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the shares of Common Stock subject to a Stock Award. The Committee may also require that the stock certificates evidencing shares of Common Stock subject to a Stock Award be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.
      (d) Rights as a Shareholder. The Stock Award Agreement shall specify whether the Participant shall have, with respect to shares of Common Stock subject to the Stock Award, any of the rights of a holder of shares of Common Stock, including the right to receive dividends and the right to vote the shares of Common Stock.
      (e) Vesting. Unless otherwise determined by the Committee at the time of grant and as provided in a Stock Award Agreement, Stock Awards granted under the Plan shall vest, and restrictions applicable to such Award shall lapse, in accordance with the vesting schedule set forth below, unless vesting is accelerated pursuant to Section 7(f) or Section 8(c) herein.

Percentage of Grant Vested	Vesting Date

20%	1st anniversary of grant date
20%	2nd anniversary of grant date
20%	3rd anniversary of grant date
20%	4th anniversary of grant date
20%	5th anniversary of grant date
      (f) Acceleration of Vesting. To the extent a Stock Award has not previously vested, a Stock Award shall become 100% vested effective as of the date an Eligible Non-Employee Director ceases to provide services as an Eligible Non-Employee Director of the Company, provided that such cessation of service occurs as a result of such director’s death or Retirement.

8.	ADJUSTMENT PROVISIONS; CHANGE OF CONTROL
      (a) Adjustment Generally. If there shall be any change in the shares of Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the number of shares of Common Stock reserved under the Plan as set forth in Section 5(a) herein, the number and kind of shares issuable under an outstanding Stock Option, and the exercise price of a Stock Option, shall be adjusted to reflect such change in the shares of Common Stock.
      (b) Adjustment to Stock Awards. In the event of any change in the shares of Common Stock described in subsection (a) above, the Committee shall make appropriate adjustments to such award to reflect such event may specify the effect of such change on Stock Awards under the Plan.
      (c) Effect of a Change of Control. If (1) a Change of Control shall occur, (2) the Company shall enter into an agreement providing for a Change of Control, or (3) any member of the HMC Group shall enter into an agreement providing for a Change of Control, then the Committee may declare any or all Stock Options outstanding under the Plan to be exercisable in full, to the extent such Stock Options were not previously exercisable, at such time or times as the Committee shall determine, notwithstanding the express provisions of any Option Agreement; similarly, the Committee may declare that any restrictions applicable to any Stock Award shall completely lapse (to the extent not then lapsed), at such time or times as the Committee shall determine, notwithstanding the terms of any Stock Award Agreement. Each Stock Option the vesting of which is accelerated by the Committee pursuant to the preceding sentence shall terminate, notwithstanding any express provision thereof or any other provision of the Plan, on such date (not later than the stated expiration date of such Stock Option) as the Committee shall determine.
      (d) Definitions.

(i) “Change of Control” of the Company shall mean, for purposes of the Plan, the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act other than one or more members of the HMC Group, (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than one or more members of the HMC Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

(ii) “HMC Group” shall mean Hicks, Muse, Tate & Furst Incorporated, its affiliates and their respective employees, officers, and directors (and members of their respective families and trusts for the primary benefit of such family members). An affiliate of Hicks, Muse, Tate & Furst Incorporated shall mean, any individual or legal entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Hicks, Muse, Tate & Furst Incorporated.

9.	NONTRANSFERABILITY
      Except as otherwise expressly provided in the Option Agreement, no Stock Option granted under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution, and during the lifetime of a Participant, Stock Options granted to such Participant under the Plan shall be exercisable only by such Participant or such Participant’s guardian or legal representative. The Committee may, on a case by case basis, permit a Participant to transfer a Stock Option, in whole or in part, during the Participant’s lifetime to one or more members of the Participant’s immediate family or to a trust established exclusively for one or more such family members, and the extent of such permission shall be enumerated in the Participant’s Option Agreement. The transferred portion of the Stock Option may be exercised only by the person or persons who acquire a proprietary interest in the Stock Option pursuant to the transfer. The terms applicable to the transferred portion of the Stock Option shall be the same as those in effect for the Stock Option under the Participant’s Option Agreement immediately prior to the transfer. The Committee may impose on any transferable Stock Option such limitations and conditions as the Committee deems appropriate in its sole discretion. Any attempt to transfer a Stock Option in violation of this Section 9 shall be null and void and shall be disregarded by the Company.

10.	FAIR MARKET VALUE
      For purposes of the Plan and any Stock Options or Stock Awards granted hereunder, “Fair Market Value” shall, as it relates to the Common Stock, mean the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of outstanding Common Stock could be sold to a willing purchaser in an arms-length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination.

11.	WITHHOLDING
      By acceptance of a Stock Option or a Stock Award, a Participant shall be deemed to (i) agree to reimburse the Company for any federal, state, or local taxes or other amounts required by any government to be withheld or otherwise deducted by such corporation in respect of the Participant’s exercise of all or a portion of the Stock Option, the grant of a Stock Award, or the lapse of any restrictions related to a Stock Award; (ii) authorize the Company to withhold from any cash compensation paid to the Participant or in the Participant’s behalf, an amount sufficient to discharge any federal, state, and local taxes or other amounts required to be withheld by the Company, and which otherwise has not been paid by the Participant, in respect of the Participant’s exercise of all or a portion of a Stock Option or the grant of or lapse of any restrictions related to a Stock Award; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which the Participant is entitled upon exercise of the Stock Option (or refuse to release from escrow certificate related to any restricted Stock Award), until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Stock Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld or, in the case of a Stock Award, require the Participant to return to the Company a number of shares of Common Stock sufficient to satisfy the withholding requirement.

12.	TENURE
      Nothing contained in the Plan, any Option Agreement, or any Stock Award Agreement shall affect, or be construed as affecting, the terms of relationship between the Company and any Eligible Non-Employee Director. Nothing contained in the Plan, any Option Agreement, or any Stock Award Agreement shall impose, or be construed as imposing, an obligation on the Company to retain the services of any individual.

13.	UNFUNDED PLAN
      Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

14.	NO FRACTIONAL SHARES
      No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, or Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

15.	NO STOCKHOLDER’S RIGHTS FOR OPTIONS
      Except as otherwise provided by the Committee, a Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by a Stock Option until the date of issuance of a stock certificate to the Participant with respect to such shares. No adjustment shall be made for dividends or other rights (except as provided in Section 8) for which the record date is prior to the issuance of such stock certificate. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to stock options are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

16.	DURATION, AMENDMENT AND TERMINATION
      (a) Duration. No Stock Option shall be granted after May 1, 2012, but Stock Options granted prior to that date shall continue to become exercisable, and may be exercised, according to their terms.
      (b) Amendment and Termination. Except as provided in Section 16(c) herein, the Plan may be terminated or amended by the Board of Directors, in whole or in part, at any time.
      (c) Limitations on Amendment. No amendment to the Plan may revoke or alter the terms of any previously-granted Stock Option or Stock Award outstanding as of the effective date of such Plan amendment without the Participant’s consent, to the extent such amendment would materially and adversely affect the Participant’s rights under, or the value of, such Stock Option or Stock Award. Additionally, no amendment to the Plan shall become effective before the date stockholders approve such amendment where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation.

17.	GOVERNING LAW
      The validity and construction of the Plan and any agreement evidencing the grant of a Stock Option or Stock Award thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or any such agreement to the substantive law of another jurisdiction, except to the extent superseded by any applicable federal law.

18.	EFFECTIVE DATE
      The 2002 Non-Employee Director Plan was effective as of May 1, 2002, was amended and restated as of May 4, 2005, and was further amended and restated as of May 2, 2006 (the “Second Amended Plan”). The Plan was effective as of October 16, 2006, and shall be void ab initio if not approved by the stockholders of the Company within twelve months thereafter and, in such case, the terms of the Second Amended Plan shall remain in full force effect. Any Stock Option or Stock Award granted under the Plan after the date hereof prior to such approval of stockholders shall be effective as of the grant date (unless the Committee specifies otherwise at the time of grant), but no such Stock Option may be exercised nor may such Stock Award be deemed valid, as the case may be, prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Stock Option or Stock Award shall be null and void as of the grant date.
      LIN TV Corp. Third Amended and Restated 2002 Non-Employee Director Stock Plan,
approved by the Board of Directors on October 16, 2006
and subject to approval by the stockholders on December 1, 2006

INDEX OF DEFINED TERMS

Section Where
Defined or
Term	First Used

Board of Directors	2(a)
Change of Control	8(d)(i)
Committee	2(a)
Common Stock	1
Company	1
Eligible Non-Employee Director	3
Exchange Act	2(a)
Fair Market Value	10
HMC Group	8(d)(ii)
Option Agreement	4(a)
Participant	3
Plan	1
Retirement	6(e)
Second Amended Plan	18
Stock Award	4(b)
Stock Award Agreement	4(b)
Stock Option	4(a)

PROXY
LIN TV Corp.
Four Richmond Square, Suite 200
Providence, Rhode Island 02906
Special Meeting of Stockholders

This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Vincent L. Sadusky, Gregory M. Schmidt and William A. Cunningham, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of class A common stock of LIN TV Corp. (the “Company”) which the undersigned would be entitled to vote if present in person at the Special Meeting of Stockholders of the Company to be held at the Company’s corporate offices, Four Richmond Square, Suite 200, Providence Rhode Island 02906, at 10:00 a.m., local time, on Friday, December 1, 2006 or at any adjournment(s) or postponement(s) thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL. THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
(Continued and to be signed on the reverse side)

LIN TV Corp.
Change of address:	P.O. Box 11108
New York, N.Y. 10203-0108

☐	▼ DETACH PROXY CARD HERE ▼

Please Mark, Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.	☒ Vote MUST be indicated (x) in Black or Blue ink.

	The board of directors recommends a vote “FOR” proposal (1).	FOR	AGAINST	ABSTAIN

1.	To approve the Third Amended and Restated 2002 Non-Employee Director Stock Plan, which will (i) increase the number of shares of class A common stock reserved for issuance under the plan from 400,000 shares to 1,500,000 shares and (ii) provide the Compensation Committee of the Board of Directors with discretion regarding the size and timing of stock option grants and restricted stock awards.	☐	☐	☐
é

û

To include any comments, please mark this box.	☐

To change your address, please mark this box.	☐

SCAN LINE (FPO)

(Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others in a representative capacity should indicate the capacity in which they sign.)

Date Share Owner sign here	Co-Owner sign here